Exhibit 99.2

MarkWest Energy Partners, L.P.	Contact:	Frank Semple, Chairman, President & CEO
1515 Arapahoe Street		Nancy Buese, Senior VP and CFO
Tower 1, Suite 1600		Josh Hallenbeck, VP of Finance & Treasurer
Denver, Colorado 80202	Phone:	(866) 858-0482
	E-mail:	investorrelations@markwest.com

MarkWest Energy Partners Announces Pricing of an Upsized Offering of

$750 Million of 5½% Senior Notes Due 2023

DENVER—August 6, 2012—MarkWest Energy Partners, L.P. (NYSE: MWE and the “Partnership”) and its subsidiary MarkWest Energy Finance Corporation announced today that they have priced at 99.015% of par an upsized offering of $750,000,000 in aggregate principal amount of 5½% senior unsecured notes due 2023 (the “Notes”).  The offering of the Notes is expected to settle on August 10, 2012, subject to customary closing conditions.

Wells Fargo Securities, BofA Merrill Lynch, Barclays, Citigroup, Goldman, Sachs & Co., J.P. Morgan, RBC Capital Markets, UBS Investment Bank and US Bancorp are acting as joint book-running managers for the Notes offering. The Notes offering is being made only by means of a prospectus supplement and accompanying base prospectus. A copy of the prospectus supplement and accompanying base prospectus associated with this offering may be obtained from the underwriters as follows:

•     Wells Fargo Securities, LLC, 550 South Tryon Street, 7th Floor MAC D1086-070, Charlotte, NC 28202. By email at cmclientsupport@wellsfargo.com, or Toll-Free: (800) 326-5897;

•     BofA Merrill Lynch, Attention: Preliminary Prospectus Department, 4 World Financial Center, New York, NY 10080. By email at dg.Prospectus_Requests@baml.com;

•     Barclays, c/o Broadridge Financial Solutions, 1155 Long Island Ave. Edgewood, NY 11717. By email at barclaysprospectus@broadridge.com, or Toll-Free: (888) 603-5847;

•     Citigroup, Attention: Prospectus Dept, Brooklyn Army Terminal, 140 58th Street, 8th floor, Brooklyn, NY 11220. By email at batprospectusdept@citi.com, or Toll-Free: (800) 831-9146;

•     Goldman, Sachs & Co., Attention: Prospectus Department, 200 West Street, New York, NY 10282. By email at prospectus-ny@ny.email.gs.com, or Toll-Free: (866) 471-2526;

•     J.P. Morgan, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717. Toll-Free: (866) 803-9204;

•     RBC Capital Markets, Attention: High Yield Capital Markets, Three World Financial Center, 200 Vesey Street, 10th Floor, New York, NY 10281-8098. By email at CM-USA-Prospectus@rbc.com, or Toll-Free: 877-280-1299;

•     UBS Investment Bank, Attention: Prospectus Specialist, 299 Park Avenue, New York, NY 10171. Toll-Free: (877) 827-6444, ext. 561 3884; or

•  US Bancorp, 214 North Tryon Street, 26th Floor, Charlotte, NC 28202.

The Partnership intends to use the net proceeds from the Notes offering, after deducting underwriting discounts, commissions, and offering expenses, of approximately $731 million, to repay borrowings under our revolving credit facility and for general partnership purposes, including, but not limited to, funding capital expenditures and general working capital.

An electronic copy of the preliminary prospectus supplement and the accompanying base prospectus is available from the Securities and Exchange Commission’s (SEC) web site at http://www.sec.gov. The Notes are being offered pursuant to an effective shelf registration statement that the Partnership previously filed with the SEC. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these Notes in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state.

###

MarkWest Energy Partners, L.P. is a master limited partnership engaged in the gathering, transportation, and processing of natural gas; the transportation, fractionation, marketing, and storage of natural gas liquids; and the gathering and transportation of crude oil. MarkWest has extensive natural gas gathering, processing, and transmission operations in the southwest, Gulf Coast, and northeast regions of the United States, including the Marcellus Shale, and is the largest natural gas processor and fractionator in the Appalachian region.

This press release includes “forward-looking statements.”  All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. Although MarkWest believes that the expectations reflected in the forward-looking statements are reasonable, MarkWest can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect operations, financial performance, and other factors as discussed in filings with the Securities and Exchange Commission.  Among the factors that could cause results to differ materially are those risks discussed in the periodic reports filed with the SEC, including MarkWest’s Annual Report on Form 10-K for the year ended December 31, 2011 and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012 and June 30, 2012. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.”  MarkWest does not undertake any duty to update any forward-looking statement except as required by law.

Source: MarkWest Energy Partners, L.P.

MarkWest Energy Partners, L.P.

Frank Semple, Chairman, President & CEO

Nancy Buese, Senior VP & CFO

Josh Hallenbeck, VP of Finance & Treasurer

866-858-0482

investorrelations@markwest.com